Exhibit 99.3

THIS AMENDMENT TO AGREEMENT

Is dated effective this 20th day of March, 2008

BETWEEN

Blink Logic Inc., a Nevada corporation having an office at 1038 Redwood Highway, Suite 100A, Mill Valley, CA, 94941

(Hereinafter, the “Company”)

AND

MKR Group, Inc., a company having an office at 6525 W. Sunset Boulevard, Suite G4, Los Angeles, CA, 90028

(Hereinafter, “MKR”)

WHEREAS:

i.

The Company and MKR entered into an Agreement dated the 22nd day of January, 2008 (the “Agreement”)

ii.

The Company and MKR desire to amend the Agreement

THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Company and MKR agree as follows:

1.

Paragraph 3 is amended to add the following:

In consideration of the investor relations services rendered by MKR to the

Company, the   Company will issue a warrant to MKR to purchase 200,000 shares   of restricted common stock of the Company at $1.00 per share until March 15,   2012.    The warrant will vest as follows:

-

50,000 shares on June 15, 2008

-

50,000 shares on September 15, 2008

-

50,000 shares on December 15, 2008

-

50,000 shares on March 15, 2009

2.

All other terms and conditions of the Agreement shall remain the same.

In Witness Whereof, the Company and MKR have executed this Amendment to Agreement this 20th day of March, 2008

MKR Group, Inc.

Blink Logic Inc.

/s/ Todd M Kehrli

/s/ David Morris

____________________

____________________

Per: Todd M. Kehrli,

Per:  David Morris,

EVP, MKR

CEO, Blink Logic